                                                                EXHIBIT 23(i)

                          DRINKER BIDDLE & REATH LLP
                               One Logan Square
                            18th & Cherry Streets
                            Philadelphia, PA 19103
                             215-988-2700 (Phone)
                              215-988-2757 (Fax)



                               February 28, 2002




The Commerce Funds
4900 Sears Tower
Chicago, IL  60606

         Re:      The Commerce Funds -- Shares of Beneficial Interest

Gentlemen:

                  We have acted as counsel for The Commerce Funds, a Delaware business trust ("Trust"), in connection with the registration by the Trust of its shares of beneficial interest, no par value per share.

                  The Trust Instrument of the Trust authorizes the issuance of an unlimited number shares of beneficial interest, which are divided into twenty-two (22) Series, designated as follows:

Series A-1                                              Series A-2
   Short Term Government Fund,                             Short Term Government Fund,
     Institutional Shares                                    Service Shares

Series B-1                                              Series B-2
   Bond Fund,                                              Bond Fund,
     Institutional Shares                                    Service Shares

Series C-1                                              Series C-2
   Balanced Fund,                                          Balanced Fund,
     Institutional Shares                                    Service Shares

Series D-1                                              Series D-2
   Growth Fund,                                            Growth Fund,
     Institutional Shares                                    Service Shares

Series E-1                                              Series E-2
   MidCap Growth Fund,                                     MidCap Growth Fund,
     Institutional Shares                                    Service Shares

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The Commerce Funds
February 28, 2002
Page 2


Series F-1                                              Series F-2
   International Equity Fund,                              International Equity Fund,
     Institutional Shares                                    Service Shares


Series G-1                                              Series G-2
   National Tax-Free Intermediate Bond Fund,               National Tax-Free Intermediate Bond Fund,
     Institutional Shares                                    Service Shares

Series H-1                                              Series H-2
   Missouri Tax-Free Intermediate Bond Fund,               Missouri Tax-Free Intermediate Bond Fund,
     Institutional Shares                                    Service Shares

Series I-1                                              Series I-2
   Value Fund,                                             Value Fund,
     Institutional Shares                                    Service Shares

Series J-1                                              Series J-2 Shares
   Kansas Tax-Free Intermediate Bond Fund,                 Kansas Tax-Intermediate Bond Fund,
     Institutional Shares                                    Service Shares

Series K-1                                              Series K-2 Shares
   Core Equity Fund,                                       Core Equity Fund,
     Institutional Shares                                    Service Shares

(each, a "Series" and collectively, the "Series"). The Board of Trustees ("Board") of the Trust has previously authorized the issuance of shares of these Series to the public. The shares of beneficial interest designated into each such series are referred to herein as the "Current Series Shares"; the shares of beneficial interest that are not designated into series are referred to herein as the "Future Shares"; and the Current Series Shares and the Future Shares are referred to collectively herein as the "Shares." You have asked for our opinion on certain matters relating to the Shares.

                  We have reviewed the Trust Instrument and By-laws of the Trust, resolutions of the Trust's Board, certificates of public officials and of the Trust's officers and such other legal and factual matters as we have deemed appropriate. We have also reviewed the Trust's Registration Statement on Form N-1A filed under the Securities Act of 1933 and the Investment Company Act of 1940, each as amended (the "Registration Statement"), as amended through Post-Effective Amendment No. 16 thereto.

                  This opinion is based exclusively on the laws of the State of Delaware and the federal law of the United States of America.

                  We have assumed the following for purposes of this opinion:


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The Commerce Funds
February 28, 2002
Page 3


                  1. The Current Series Shares have been, and will continue to be, issued in accordance with the Trust Instrument and By-laws of the Trust and resolutions of the Trust's Board and shareholders relating to the creation, authorization and issuance of the Current Series Shares.

                  2. Prior to the issuance of any Future Shares, the Board (a) will duly authorize the issuance of such Future Shares, (b) will determine with respect to each series of such Future Shares the preferences, limitations and relative rights applicable thereto and (c) with respect to such Future Shares, will duly take the action necessary to create such series and to determine the number of shares of such series and the relative designations, preferences, limitations and relative rights thereof ("Future Series Designations").

                  3. With respect to the Future Shares, there will be compliance with the terms, conditions and restrictions applicable to the issuance of such shares that are set forth in (i) the Trust Instrument and By-laws of the Trust, each as amended as of the date of such issuance, and
(ii) the applicable Future Series Designations.

                  4. The Board will not change the number of Shares of any Series, or the preferences, limitations or relative rights of any series of Shares after any Shares of such series have been issued.

                  Based upon the foregoing, we are of the opinion that:

                  1. The Trust is authorized to issue an unlimited number of shares of beneficial interest in each of the Series.

                  2. The Trust's Board is authorized (i) to create from time to time one or more additional series of shares and, (ii) to determine, at the time of creation of any such series, the number of shares of such series and the designations, preferences, limitations and relative rights thereof.

                  3. All necessary action by the Trust to authorize the Current Series Shares has been taken, and the Trust has the power to issue the Current Series Shares.

                  4. The Shares will be, when issued in accordance with, and sold for the consideration described in, the Registration Statement, validly issued, fully paid and non-assessable by the Trust.

                  We consent to the filing of this opinion with Post-Effective Amendment No. 16 to the Registration Statement to be filed by the Trust with the Securities and

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The Commerce Funds
February 28, 2002
Page 4


Exchange Commission.

                  We hereby consent to the use of our name and to the reference to our Firm under the caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 16 to the Registration Statement (1933 Act No. 33-80966; 1940 Act No. 811-8598) on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, of the Trust. This consent does not constitute a consent under
Section 7 of the Securities Act of 1933, and in consenting to the use of our name and the references to our Firm under such caption we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under said Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       Very truly yours,



                                       /s/ Drinker Biddle & Reath LLP
                                       ------------------------------
                                       DRINKER BIDDLE & REATH LLP